Exhibit 4.4

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

WHEREAS, each of the undersigned is a party to that certain Amended and Restated Shareholders Agreement, dated March 31, 2005 (the “Shareholders Agreement”), by and among Warner Chilcott Holdings Company, Limited, an exempted Bermuda limited company (“Warner I”), Warner Chilcott Holdings Company II, Limited, an exempted Bermuda limited company (“Warner II”), Warner Chilcott Holdings Company III, Limited, an exempted Bermuda limited company ( “Warner III” and, together with Warner I and Warner II, the “Companies”);

WHEREAS, pursuant to Section 8.04 of the Shareholders Agreement, the written consent of each Sponsor (as defined in the Shareholders Agreement) who owns at least 50% of its Initial Shares (as defined in the Shareholders Agreement) and each of the Companies (collectively, the “Required Parties”) is required to amend the Shareholders Agreement;

WHEREAS, the Required Parties desire to amend the Shareholders Agreement to amend the definition of “Permitted Transferee”; and

NOW, THEREFORE, pursuant to Section 8.04 of the Shareholders Agreement:

1. The Required Parties hereby consent to the amendment of the Shareholders Agreement by:

(a) deleting the definition of “Permitted Transferee” in Section 1.01(a) and replacing it with the following:

“Permitted Transferee” means (A) with respect to any Shareholder that is an entity, (i) the owners of such Shareholder’s equity interests or (ii) an Affiliate (other than any “portfolio company” described below) of a Shareholder or (B) with respect to any Shareholder that is an individual or that is an entity owned by an individual (and in the latter case, solely for purposes of this clause (B), the individual shall be deemed to be the Shareholder), (i) such Shareholder’s spouse, or any of such Shareholder’s lineal descendants, siblings or parents (collectively, “Relatives”) and any limited liability company or similar entity 100% of the equity interests of which are held by a Relative; (ii) any executor, administrator or testamentary trustee of such Shareholder’s estate if such Shareholder dies; (iii) any transferee receiving Group Equity Securities of such Shareholder by will, intestacy laws or the laws of descent or survivorship; (iv) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Shareholder or one or more Relatives of such Shareholder or one or more lineal descendents of siblings of such Shareholder and (v) a charitable organization, which shall be reasonably acceptable to the Board, receiving Class A Common Shares, Class L Common Shares or Preferred Shares from such Shareholder in connection with a donation by such Shareholder, provided, that the maximum number of Class A Common Shares, Class L Common Shares or Preferred Shares that such Shareholder may donate pursuant to this clause (v) is an amount equal to five percent of the aggregate number of Class A Common Shares, Class L Common Shares or Preferred Shares, as the case may be, held by such Shareholder on the date hereof.; provided, however, that such transferee shall execute a Joinder Agreement or otherwise agree to be bound by the terms of this Agreement applicable to the Shareholder; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries, (B) any “portfolio company” (as such term is customarily used among institutional investors) of any Shareholder or any entity controlled by any portfolio company of any Shareholder or (C) any Company Competitor (whether or not an Affiliate of the transferring Shareholder) constitute a “Permitted Transferee.”

(b) deleting the words “notwithstanding any other provisions of this Agreement to the contrary” in the first sentence of Section 3.05(a).

2. Except as modified in the manner described in this amendment, the Shareholders Agreement shall remain in full force and effect.

3. The validity, interpretation and enforcement of this amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

4. This amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURES PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of April 19, 2005.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:
Name:
Title:

BAIN FUNDS:

BAIN CAPITAL INTEGRAL INVESTORS II, L.P.
By:	Bain Capital Investors, LLC, its general partner

By:
Name:
Title:	Managing Director

BCIP TRUST ASSOCIATES III
By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:	Managing Director

BCIP TRUST ASSOCIATES III-B
By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:	Managing Director

BCIP ASSOCIATES - G
By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:	Managing Director

DLJMB FUNDS:

DLJ MERCHANT BANKING III, INC., as Managing General Partner on behalf of DLJMB OVERSEAS PARTNERS III, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III, C.V.

By:
Name:
Title:

DLJ MB PARTNERS III GmbH & Co. KG
By: DLJ Merchant Banking III, L.P. its Managing Limited Partner

By: DLJ Merchant Banking III, Inc. its General Partner

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III-1, C.V. and as attorney-in-fact for DLJMB III (Bermuda), L.P., as Associate General Partner of DLJ OFFSHORE PARTNERS III-1, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III-2, C.V. and as attorney-in-fact for DLJMB III (Bermuda), L.P., as Associate General Partner of DLJ OFFSHORE PARTNERS III-2, C.V.

By:
Name:
Title:

MILLENNIUM PARTNERS II, L.P.
By: DLJ Merchant Banking III, Inc., its Managing General Partner

By:
Name:
Title:

MBP III PLAN INVESTORS, L.P.
By: DLJ LBO Plans Management Corporation II, its General Partner

By:
Name:
Title:

JPMP FUNDS:

J.P. MORGAN PARTNERS (BHCA), L.P.
By:	JPMP MASTER FUND MANAGER, L.P., its general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) III, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN/SELLDOWN) III, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

THL FUNDS:

THOMAS H. LEE (ALTERNATIVE) FUND V, L.P.
By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its General Partner

By:
Name:
Title:

THOMAS H. LEE (ALTERNATIVE) PARALLEL FUND V, L.P.
By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its General Partner

By:
Name:
Title:

THOMAS H. LEE (ALTERNATIVE) CAYMAN FUND V, L.P.
By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its General Partner

By:
Name:
Title:

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
By:	THL Investment Management Corp., its general partner

By:
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC
By:	Putnam Investments Holdings, LLC, its Managing Member
By:	Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC
By:	Putnam Investments Holdings, LLC, its Managing Member
By:	Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

PUTNAM INVESTMENTS HOLDINGS, LLC
By:	Putnam Investments, LLC, its Managing Member

By:
Name:
Title: